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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Form 10-K of Hawaiian Holdings, Inc. of our report dated February 24, 2009, with respect to the consolidated financial statements and schedule of Hawaiian Holdings, Inc., included in the Annual Report to Shareholders of Hawaiian Holdings, Inc.

        We consent to the incorporation by reference in the following Registration Statements:

  (1)
  Registration Statement (Form S-3 No. 333-133615),

  (2)
  Registration Statement (Form S-3 No. 333-129503),

  (3)
  Registration Statement (Form S-8 No. 333-127732),

  (4)
  Registration Statement (Form S-8 No. 333-127731),

  (5)
  Registration Statement (Form S-8 No. 333-09671),

  (6)
  Registration Statement (Form S-8 No. 333-09669),

  (7)
  Registration Statement (Form S-8 No. 333-61244), and

  (8)
  Registration Statement (Form S-8 No. 333-09667);

of our report dated February 24, 2009, with respect to the consolidated financial statements of Hawaiian Holdings, Inc incorporated herein by reference, our report dated February 24, 2009, with respect to the effectiveness of internal control over financial reporting of Hawaiian Holdings, Inc., included herein as of December 31, 2008.

/s/ ERNST & YOUNG

Honolulu, Hawaii
February 24, 2009

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM